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                                                                   EXHIBIT 10.33



                                  OFFICE LEASE

         THIS OFFICE LEASE is entered into by Landlord and Tenant as described in the following basic lease information on the date that is set forth for reference only in the following basic lease information. Landlord and Tenant agree:

ARTICLE 1 BASIC LEASE INFORMATION

         1.1 Basic Lease Information. In addition to the terms that are defined elsewhere in this Lease, these terms are used in this Lease:

                  (a) LEASE DATE: January 11, 2000

                  (b) LANDLORD: EXODUS REALTY, L.P., A GEORGIA LIMITED
                                PARTNERSHIP
                         BY: DALFEN CORPORATE FORUM ENTERPRISES, INC., A CANADIAN CORPORATION AS ITS SOLE GENERAL PARTNER.

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

                  (c) LANDLORD'S ADDRESS:           4444 Ste Catherine West, Suite 100
                                                    Westmount, Quebec, Canada, H3Z IR2

                  with a copy at the same time to:  Exodus Realty, L.P.
                                                    4501 Circle 75 Parkway, Suite C-3190
                                                    Atlanta, Georgia  30339

                  (d) TENANT: EMPIRE TECHNOLOGY CORPORATION

                      TENANT'S TRADE NAME:  Same

                  (e) TENANT'S ADDRESS:             4501 Circle 75 Parkway, Suite D-4210
                                                    Atlanta, Georgia 30339

                  (f) BUILDING ADDRESS:             Corporate Forum
                                                    4501 Circle 75 Parkway
                                                    Atlanta, Georgia  30339
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                  (g) PREMISES: The Premises shown on Exhibit A to this Lease, known as SUITE D4210

                  (h) RENTABLE AREA OF THE PREMISES: Stipulated to be 9,867 RENTABLE SQUARE FEET.

                  (i) RENTABLE AREA OF THE BUILDING: Stipulated to be 183,055 SQUARE FEET.

                  (j) TERM: SIXTY (60) MONTHS, beginning on the commencement date and expiring on the expiration date.



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                  (k) COMMENCEMENT DATE: MARCH 1, 2000, or as extended pursuant to the Work Letter (as that term is defined below).

                  (l) EXPIRATION DATE: FEBRUARY 28, 2005, or as extended pursuant to the Work Letter.

                  (m) SECURITY DEPOSIT: $12,744.88

                  (n) MONTHLY RENT: Subject to Section 4. 1
$12,744.88 per month commencing March 1, 2000 and ending February 28, 2001, $13,254.67 per month commencing on March 1, 2001 and ending on February 28, 2002, $13,789.13 per month commencing on March 1, 2002 and ending on February 28, 2003, $14,340.04 per month commencing on March 1, 2003 and ending on February 28, 2004, $14,915.62 per month commencing on March 1, 2004 and ending on February 28, 2005, representing the Monthly Base Rent;

                  (o) OPERATING EXPENSES AND REAL ESTATE TAXES BASE: Base Year is 2000

                  (p) TENANT'S SHARE: 5.4% (determined by dividing the rentable area of the Premises by the rentable area of the Building, multiplying the resulting quotient by 100, and rounding to the 3rd decimal place).

                  (q) PARKING SPACES: N/A spaces according to Article 27.

                  (r) PARKING CHARGE: $ N/A per parking space per month, subject to adjustments specified in Article 27.

                  (s) BROKER:      Landlord: None
                                   Tenant:  Anne R. Lofye, Insignia/ESG

                  (t) USE: general office use including but not limited to, executive and administrative functions, switching functions and call center functions.

         1.2 Definitions:

                  (a) ADDITIONAL RENT: Any amounts, including operating Expenses, that this Lease requires Tenant to pay in addition to Monthly Rent. If Tenant fails to pay any amounts due under this Lease, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay Rent.

                  (b) BUILDING: The building located on the land and of which the Premises are a part.

                  (c) LAND: The land on which the project is located and which is more particularly described on Exhibit B.

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                  (d) PRIME RATE: The rate of interest from time to time
announced by Chase Manhattan Bank ("The Bank"), or any successor to it, as its prime rate. If "The Bank," or any successor to it ceases to announce its prime rate, the prime rate will be a comparable interest rate designated by Landlord to replace the prime rate.

                  (e) PROJECT: The development consisting of the Land and all improvements built on the Land, including without limitation the Building, parking lot, parking structure, if any, walkways, driveways, fences, and landscaping.

                  (f) RENT: The Monthly Rent and Additional Rent

                  (g) WORK LETTER: The Work Letter attached to this Lease as Exhibit C (if any).

If any other provision of this Lease contradicts any definition of this Article, the other provision will prevail.

         1.3 Exhibits. The following addendum and exhibits are attached to this Lease and are made part of this Lease:

                  ADDENDUM [* * *]

                  EXHIBIT A--The Premises

                  EXHIBIT B--Legal Description of the Land

                  EXHIBIT C--Work Letter, if attached

                  EXHIBIT D--Rules and Regulations

                  EXHIBIT E--Commencement Date Certificate

                  EXHIBIT F--Guaranty, if attached

                  EXHIBIT G--Special Stipulations

ARTICLE 2 AGREEMENT

         Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, according to this Lease. The duration of this Lease will be the "Term." The Term will commence on the Commencement Date and will expire on the Expiration Date.

ARTICLE 3 DELIVERY OF PREMISES

         3.1 Delivery of Possession. Landlord will be deemed to have delivered possession of the Premises to Tenant on the Commencement Date, as it may be adjusted pursuant to the Work Letter. Landlord will construct or install in the Premises the improvements to be constructed or installed by Landlord according to the Work Letter. If no Work Letter is attached to this Lease,



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it will be deemed that Landlord delivered to Tenant possession of the Premises
"AS IS" in its present condition on the Commencement Date. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease and the Work Letter, if any. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease will not be void or voidable, and Landlord will not be liable to Tenant for any resultant loss or damage. Tenant will execute the Commencement Date Certificate attached to this Lease as Exhibit E within fifteen (15) days of Landlord's request.

         3.2 Early Entry. If Tenant is permitted entry to the Premises prior to the Commencement Date for the purpose of installing fixtures or any other purpose permitted by Landlord, the early entry will be at Tenant's sole risk and subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Rent, which will commence on the Commencement Date. Tenant, its agents, or employees will not interfere with or delay Landlord's completion of construction of the improvements. All rights of Tenant under this Section 3.2 will be subject to the requirements of all applicable building codes, zoning requirements, and federal, state, and local laws, rules, and regulations, so as not to interfere with Landlord's compliance with all laws, including the obtaining of a certificate of occupancy for the Premises. Landlord has the right to impose additional conditions on Tenant's early entry that Landlord, in its reasonable discretion, deems appropriate, including without limitation an indemnification of Landlord and proof of insurance, and will further have the right to require that Tenant execute an early entry agreement containing those conditions prior to Tenant's early entry.

ARTICLE 4 MONTHLY RENT

         4.1 General. Throughout the Term of this Lease, Tenant will pay Monthly Rent to Landlord as rent for the Premises, Monthly Rent will be paid in advance on or before the first day of each calendar month of the Term, and shall be accompanied by the applicable state of Georgia sales and use tax. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Rent will be appropriately prorated by Landlord based on the actual number of calendar days in such month. If the Term commences on a day other than the first day of a calendar month, then the prorated Monthly Rent for such month will be paid on or before the first day of the Term. Monthly Rent will be paid to Landlord, without written notice or demand, and without deduction or offset, as an independent covenant of all other covenants of this Lease, in lawful money of the United States of America at Landlord's address, or to such other person or at such other place as Landlord may from time to time designate in writing. Rent shall be paid only by cashier's check after the service of a statutory three-day notice on Tenant, to replace a dishonored check, or for the following twelve
(12) months if more than one check is dishonored during any twelve (12) month period. For any dishonored check, in addition to any other amounts owed by Tenant to Landlord under this Lease, Tenant shall pay Landlord 5% of the face amount of the check plus any bank fees incurred in connection therewith.




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         4.2 Annual Monthly Rent Adjustment. The Monthly Rent to be paid
Landlord by Tenant during the initial Term of this Lease and all renewal terms shall be increased, but not decreased, on the anniversary of the Commencement Date and annually thereafter on each anniversary of the said Commencement Date as shown in Article 1 (n).

ARTICLE 5 OPERATING EXPENSES

         5.1 General.

                  (a) In addition to Monthly Rent, monthly in advance, beginning on the Commencement Date Tenant will pay Tenant's Share of the amount by which the Operating Expenses (defined below) paid, payable, or incurred by Landlord in each calendar year or partial calendar year during the Term exceeds the product of the Operating Expense Base times the rentable area of the building. THE BASE YEAR IS 2000. If Operating Expenses are calculated for a partial calendar year, the Operating Expenses will be appropriately prorated.

                  (b) As used in this Lease, the term "Operating Expenses" means, without limiting the generality of the following, Tenant's Share of the aggregate of:

                           (1) the total annual charges of Landlord for the
operation, management, maintenance, repair, reparation and administration of the Project, including but not limited to Landlord's charges for Real Estate Taxes (as that term is defined below), repairs, replacements, additions, alterations and improvements, fixtures and equipment, utilities, the cost of changing the suppliers of utilities, fuel, security policing, supervising, sprinkling, lighting, heating, air conditioning, ventilating, plumbing drainage, servicing, repaving, resurfacing, sealing, striping, landscaping, removing garbage, as well as accounting, audit, management and legal fees and all other additional charges, all as the foregoing relate or are allocated to the Project, together, when applicable, with depreciation and/or amortization with interest thereon; and

                           (2) the total annual charges of Landlord for insuring
buildings, improvements, and equipment at the Project, and the Common Areas, from time to time owned or operated by Landlord or for which Landlord is legally liable, in such form and manner, with such companies and for such coverage and in such amounts as Landlord, or the mortgagee, from time to time may determine, including without limitation, insurance against fire or any other perils which presently are or hereafter may from time to time be embraced by or defined in a standard "all risk" insurance policy with extended coverage endorsement perils, commercial general and umbrella liability insurance, director's liability, boiler machinery and pressure vessel insurance, business interruption and/or loss of rental insurance and such other forms of insurance which Landlord or the mortgagee requires from time to time for insurable risks and in amounts against which a prudent Landlord would insure; and

                           (3) the total annual charges of Landlord, if any,
related to the promotion and/or marketing of the Project. These costs shall include but not be limited to radio, television, and newspaper advertising; the printing of flyers and their distribution; coordinated promotions with local or national organizations; donations, decorations and any other type of action to promote activities of the Project; and




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                           (4) the cost (amortized over such period as Landlord
will reasonably determine) together with interest at the greater of the Prime Rate prevailing plus 2% or Landlord's borrowing rate for such capital improvements plus 2% on the unamortized balance of any capital improvements that are made to the Project by Landlord (i) for the purpose of reducing Operating Expenses, or (ii) after the Lease Date and by requirement of any governmental law or regulation (including without limitation the Americans with Disabilities Act of 1990 and applicable related Georgia law and the provisions of said laws applicable to the Project or any part of it as a result of the use, occupancy, or alteration by Landlord or any tenant or other occupant of the Project) that was not applicable to the Project at the time it was constructed (whether or not such law or regulation is applicable to the Project as a result of Landlord's or any tenant's use, occupancy, or alteration of any portion of the Project, or improvements made by or for any tenants in the Premises).

                  (c) Landlord shall not charge Tenant for the following costs: repairs to the deck, joists, columns, load-bearing walls, foundations; improvements made or any costs related to the premises of another Tenant; income taxes personal to Landlord; real estate agents' commissions and expansion of the Project.

                  (d) Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances that the Operating Expenses Base will equal or approximate the actual Operating Expenses per square foot of rentable area of the Premises for any calendar year during the Term.

         5.2 Real Estate Taxes. In addition to Monthly Rent, Tenant will pay Tenant's Share of the amount by which the Real Estate Taxes (defined below) paid, payable, or incurred by Landlord in each calendar year or partial calendar year during the Term exceeds the product of the Real Estate Tax Base times the rentable area of the Building. THE BASE YEAR IS 2000. If Real Estate Taxes are calculated for a partial calendar year, the Real Estate Tax Base will be appropriately prorated.

"Real Estate Taxes" shall mean the total of all of the taxes, governmental charges, general assessments, special assessments, and any water, sewer, or other assessments, levied, assessed, or imposed at any time by any governmental authority with respect to any period during the Lease Term which (i) are related to the ownership, operation, use, or maintenance of the Project or any portion of the Project, any personal property owned by Landlord with respect to the Project, or any alterations or improvements to the Project, or (ii) may become a lien on the Project, any personal property owned by Landlord with respect to the Project, or any improvements to the Project or any portion of the Project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a tax or governmental imposition, however designated shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise tax or governmental imposition shall be deemed to be included within the definition of "Real Estate Taxes." As to special assessments which are payable over a period of time extending beyond the Lease Term, only a prorata portion of such special assessments, covering the portion of the Lease Term which is unexpired at the time of the imposition of such assessment shall be included in "Real Estate Taxes." If, by law, any assessment may be paid in installments then, for the purposes of this Lease, (a) such assessment shall be deemed to have




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been payable in the maximum number of installments permitted by law, and (b)
there shall be included in Real Estate Taxes, for each year in which such installments may be paid, the installments of such assessments so becoming payable during such year, together with any interest payable on such assessments during such year. "Real Estate Taxes" shall also include all costs and expenses incurred by Landlord in connection with any action by Landlord to contest the amount of the assessment of the Project made with respect to Real Estate Taxes, including attorneys' and appraisers' fees.

         5.3 Estimated Payments. In addition to Monthly Rent, Tenant will pay to Landlord in advance on the first day of each month during the Term one-twelfth (1/12) of Tenant's Share of Estimated Operating Expenses paid, payable, or incurred during the subject calendar year or partial calendar year (the "Estimated Operating Expenses"). The Estimated Operating Expenses are subject to revision according to the further provisions of this Section 5.3 and Section
5.4. During December of each calendar year or as soon after December as practicable, Landlord will give Tenant written notice of Landlord's reasonable estimate of the amounts payable under Section 5.1 for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord in advance one-twelfth (1/12) of such reasonable estimated amount; however, if such notice is not given in December, Tenant will continue to pay on the basis of the prior year's estimate until the month after such notice is given; provided that in the month Tenant first pays Landlord's new estimate Tenant will pay to Landlord the difference between the new estimate and the amount payable under the prior year's estimate for each month which has elapsed since December. If at any time or times it reasonably appears to Landlord that the amount payable under Section 5.1 for the current calendar year will vary from Landlord's estimate, Landlord may, by written notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year will be based upon Landlord's reasonably revised estimate.

         5.4 Annual Settlement. Within ninety (90) days after the close of each calendar year or as soon after such ninety (90) day period as practicable, Landlord will deliver to Tenant a statement of amounts payable under Section 5.1 for such calendar year prepared by Landlord. Such statement will be final and binding upon Landlord and Tenant unless Tenant objects to it in writing to Landlord within thirty (30) days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord will refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within thirty (30) days after the delivery of such statement. If Landlord and Tenant disagree on the accuracy of Operating Expenses as set forth in the statement and if the amount of Operating Expenses as contained in the statement are in excess of five percent (5%) of the amount of the Operating Expenses for the immediately preceding calendar year, and provided further that Tenant strictly complies with the provisions of this
Article 5, Tenant shall nevertheless make payment in accordance with any notice given by Landlord but the disagreement shall immediately be referred by Landlord for prompt decision by a certified public accountant, architect, insurance broker or other professional consultant who shall be deemed to be acting as expert(s) and not arbitrator(s), and a determination signed by the selected expert(s) shall be final and binding on both Landlord and Tenant. Any adjustment


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required to any previous payment made by Tenant or Landlord by reason of any such decision shall be made within fourteen (14) days thereof, and the party required to make payment under such adjustment shall bear all costs of the expert(s) making such decision except where that payment represents 5% or less of the Operating Expenses that were the subject of the disagreement in which case Tenant shall bear all such costs.

         5.5 Proration Upon Termination. If, for any reason other than the default of Tenant, this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in Operating Expenses payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of actual expenses for the period up to the lease termination date.

         5.6 Other Taxes. Tenant, if not permitted to pay the tax directly to the taxing authority, will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of Landlord and Tenant:

                  (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is in Tenant or Landlord;

                  (b) upon or measured by Rent, including without limitation any gross income tax or excise tax levied by the federal government or any other governmental body with respect to the receipt of Rent;

                  (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises;

                  (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

If it is not lawful for Tenant to reimburse Landlord, the Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

         Tenant will pay promptly when due all sales, merchandise or personal property taxes on Tenant's personal property in the Premises and any other taxes payable by Tenant, that if not paid, might give rise to a lien on the Premises or Tenant's interest in the Premises.

ARTICLE 6 INSURANCE

         6.1 Landlord's Insurance. At all times during the Term, Landlord will carry and maintain:




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                  (a) Fire and extended coverage insurance covering the Project, its equipment, Common Area furnishings, and leasehold improvements in the Premises to the extent of the Tenant Allowance (as that term is defined in the Work Letter);

                  (b) Bodily injury and property damage insurance; and

                  (c) Such other insurance as Landlord reasonably determines from time to time.

The insurance coverage and amounts in this Section 6.1 will be reasonably determined by Landlord, based on coverages carried by prudent owners of comparable buildings in the vicinity of the Project.

         6.2 Tenant's Insurance. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, on an occurrence basis, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:

                  (a) Bodily injury and property damage liability insurance, with a combined single limit of $2 million, each Occurrence/General Aggregate and including a per location General Aggregate endorsement. All such insurance will be written on a 1986 ISO Commercial General Liability Form;

                  (b) Insurance covering all of Tenant's furniture and fixtures, machinery, equipment, and any other personal property owned and used in Tenant's business and found in, on, or about the Project, and any leasehold improvements to the Premises in excess of the Allowance, if any, provided pursuant to the Work Letter in an amount not less than the full replacement cost. All such insurance will be written on an ISO Special Form. All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of Article 18, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery, equipment, and any other personal property;

                  (c) Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including employer's liability insurance in the limits required by the laws of the state in which the Premises are located; and

                  (d) If Tenant operates owned, hired, or non-owned vehicles on the Project, comprehensive automobile liability at a limit of liability with a combined single limit of not less than $500,000.00.

                  (e) Such other insurance (including without limitation plate glass insurance), in such amounts as Landlord or its lender may reasonably require of Tenant upon thirty (30) days' prior written notice.

         6.3 Forms of Policies. All policies of liability insurance which Tenant is obligated to maintain according to this Lease (other than any policy of worker's compensation insurance) will




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name Landlord and such other persons or firms as Landlord specifies from time to time as additional named insureds. Original or copies of original policies and certificates of insurance on an Accord 75-S form (together with copies of the endorsements naming Landlord and any others specified by Landlord as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the Term of each such policy. All liability policies maintained by Tenant will contain a provision that Landlord and any other additional insureds, although named as an insured, will nevertheless be entitled to recover under such policies for any loss sustained by Landlord and such other additional insureds, its agents, and employees as a result of the acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated or amended except after thirty (30) days' prior written notice to Landlord. All policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. No insurance required to be maintained by Tenant by this Article 6 will be subject to more than a $250 deductible limit without Landlord's prior written consent.

         6.4 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against any other tenant or occupant of the Project, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party or of such other tenant or occupant of the Project, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article 6 or any other property insurance actually carried by such party. Landlord and Tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Project or the Premises or the contents of the Project or the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

         6.5 Adequacy of Coverage. Landlord, its agents, and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain at Tenant's sole expense such additional insurance coverage as Tenant deems adequate.

ARTICLE 7 USE

         The Premises will be used only for general office purposes, including but not limited to executive and administrative functions, switching functions, call center functions, and purposes incidental to that use, and for no other purpose. The Premises will be used only as a commercial facility and not as a place of public accommodation under the Americans with Disabilities Act of 1990; to assure that use, Tenant will not offer its goods and services to the general public at the Premises. Tenant will use the Premises in a careful, safe, and proper manner. Tenant will not use or permit the Premises to be used or occupied for any purpose or in any manner prohibited by any applicable laws, cause demonstrations, picketing, use or allow the Premises to be used for any improper, immoral, unlawful, pornographic, sexually explicit, or objectionable purpose; cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant will not commit




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waste or suffer or permit waste to be committed in, on, or about the Premises.
Tenant will conduct its business and control its employees and agents in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other tenant or occupant of the Project or Landlord in its operation of the Project.

ARTICLE 8 REQUIREMENTS OF LAW; FIRE INSURANCE

         8.1 General. At its sole cost and expense, Tenant will promptly comply with all laws, (including without limitation the Americans with Disabilities Act of 1990), statutes, ordinances, and governmental rules, regulations, or requirements now in force or in force after the lease date, with the requirements of any board of fire underwriters or other similar body constituted now or after the date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as with the provisions of all recorded documents affecting the Premises, insofar as they relate to the condition, use, or occupancy of the Premises, or improvements or alterations made by or for Tenant, excluding requirements of structural changes to the Premises or the Building, unless required by the unique nature of Tenant's use or occupancy of the Premises.

         8.2 Hazardous Materials.

                  (a) For purposes of this Lease, "hazardous materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "hazardous materials laws").

                  (b) Tenant will not cause or permit the storage, use, generation, or disposition of any hazardous materials in, on, or about the Premises or the project by Tenant, its agents, employees, or contractors. Tenant will not permit the Premises to be used or operated in a manner that may cause the Premises or the Project to be contaminated by any hazardous materials in violation of any hazardous materials laws. Tenant will immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials on or about the Premises. Without Landlord's prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the Premises.

                  (c) Tenant will be solely responsible for and will protect, defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's




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

breach of its obligations in this Article 8. Tenant will be solely responsible for and will protect, defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Project to their condition existing prior to the appearance of Tenant's hazardous materials on the Premises. Tenant's obligations under this Article 8 will survive the expiration or other termination of this Lease.

         8.3 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project and fixtures and property in the Project; (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general administrative office use of the Project; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises. If the rate of fire insurance applicable to the Project increases to an amount higher than it otherwise would be for general administrative office use, the increased amount of premiums shall be immediately paid by Tenant as Additional Rent.

ARTICLE 9 ASSIGNMENT AND SUBLETTING

         9.1 General. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, covenants that it will not assign, mortgage, or encumber this Lease, nor sublease, nor permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld or delayed. Any assignment or sublease in violation of this Article 9 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect Rent from the assignee, subtenant, or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy, or collection will be deemed (a) a waiver of the provisions of this Section 9.1; (b) the acceptance of the assignee, subtenant, or occupant as Tenant; or (c) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance. As a condition to its consent required by this Article 9, Landlord may require Tenant, its assignee or subtenant to agree to make such alterations to the Premises and the Project that may be necessary in order to comply with the Americans with Disabilities Act of 1990 and applicable related Georgia law as it applies to the use, occupancy, or alteration of the Premises, and to deposit with Landlord 100% of Landlord's reasonable estimate of the cost of such alterations. Tenant shall at all times remain responsible for the payment of rent and all other obligations of the Lease hereunder, unless expressly released in writing by Landlord; such assignee shall assume in writing all the terms and provisions of this Lease to be performed or observed by Tenant; and such assignee shall have a minimum net worth of at least equal to the Tenant.

         9.2 Submission of Information. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord
(a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space;
(d) banking, financial, and other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; and (e) the proposed form of assignment or sublease for Landlord's reasonable approval.

         9.3 Factors Determining Reasonableness. In determining whether to grant consent to Tenant's sublet or assignment request, Landlord may consider any reasonable factor. Landlord and Tenant agree that any one of the following factors, or any other reasonable factor, will be reasonable grounds for deciding Tenant's request: (a) use of the Premises by the proposed subtenant/assignee must be for general administrative offices; (b) use of the Premises or the Building in greater intensity than the level of use contemplated by Landlord and Tenant as reflected in the plans; (c) use of the Premises by the proposed subtenant/assignee will not violate or create any potential violation of any laws; (d) use of the Premises will not violate or create any potential violation of any other agreements affecting the Premises, Landlord or other tenants; (e) the proposed subtenant/assignee is a prospective tenant of Landlord and Landlord has other suitable space in the Building to lease to such subtenant/assignee;
(f) the proposed subtenant/assignee is a tenant of Landlord and Landlord has other suitable space in the Project to lease to such subtenant/assignee; (g) the expenses of the Building shall be materially increased in excess of that reasonably expected from normal administrative office use (excluding costs paid directly by Tenant). Anything in this Section 9.3 to the contrary notwithstanding, Landlord may deny the proposed sublease or assignment if Landlord believes, in its sole and absolute discretion, that: (a) the financial strength of the proposed subtenant/assignee is not satisfactory to Landlord; (b) the business reputation of the proposed subtenant/assignee is not in accordance with generally acceptable commercial standards; (b) the proposed use of the Premises is not consistent with the other businesses in the Building; (c) the proposed subtenant/assignee and their employees and invitees will utilize more parking spaces than are in use by Tenant.

         9.4 Payments to Landlord. If Landlord consents to a proposed assignment or sublease, then Landlord will have the right to require Tenant to pay to Landlord a sum equal to (a) Fifty percent (50%) of any Rent or other consideration paid to Tenant by any proposed transferee that is in excess of the Rent allocable to the transferred space then being paid by Tenant to Landlord pursuant to this Lease; (b) Fifty percent (50%) of any other profit or gain realized by Tenant from any such sublease or assignment; and (c) Landlord's reasonable attorneys' fees, consultant fees, and costs incurred in connection with negotiation, review, and processing of the transfer. All such sums payable will be payable to Landlord at the time the next payment of Monthly Rent is due.

         9.5 Prohibited Transfers. The transfer of a majority of the issued and outstanding capital stock of any corporate Tenant or subtenant of this Lease, or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or of such sublease requiring Landlord's consent in each instance. For purposes of this
Article 9, the transfer of outstanding capital stock of any corporate tenant will not include



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

any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, effected through the "over-the-counter market" or through any recognized stock exchange.

         9.6 Permitted Transfer. Landlord consents to an assignment of this Lease or sublease of all or part of the Premises to a wholly-owned subsidiary of Tenant or the parent of Tenant or to any corporation into or with which Tenant may be merged or consolidated; provided that Tenant promptly provides Landlord with a fully executed copy of such assignment or sublease, that the use of the Premises is the same as the Use Permitted under this Lease, that Tenant is not released from liability under this Lease; and that Tenant agrees to make such alterations to the Premises and the Project that may be necessary in order to comply with the Americans with Disabilities Act of 1990 and applicable related Georgia law as it applies to the use, occupancy, or alteration of the Premises by the assignee or subtenant.

         9.7 Landlord's Recapture Rights. At any time within fifteen (15) business days after Landlord's receipt of all (but not less than all) of the information and documents described in Section 9.02 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease in its entirety or as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. However, if Landlord elects to terminate the lease or a portion thereof, Tenant shall have the right to withdraw its request to sublease within three (3) days of receiving Landlord's written notice to terminate. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described fifteen (15) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting. If Landlord does not respond within ten (10) business days, the sublease or assignment shall be deemed to have been approved.

         9.8 Remedies. If Tenant believes that Landlord has unreasonably withheld its consent pursuant to this Article 9, Tenant's sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent or an order of specific performance or mandatory injunction of Landlord's agreement to give its consent; however, Tenant may recover damages if a court of competent jurisdiction determines that Landlord has acted arbitrarily and capriciously in evaluating the proposed assignee's or subtenant's creditworthiness, identity, and business character and the proposed use and lawfulness of the use.

ARTICLE 10 RULES AND REGULATIONS

         Tenant and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth in Exhibit D. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Premises, the Building, and the Project, and the comfort, quiet and convenience of occupants of the Project. Modifications or additions to the rules and regulations will be effective upon written notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies that this Lease provides for default by Tenant, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

ARTICLE 11 COMMON AREAS

         As used in this Lease, the term "Common Areas" means, without limitation, any hallways, entryways, stairs, elevators, driveways, walkways, terraces, docks, loading areas, trash facilities, roof membrane, and all other areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with other tenants of the Project and their respective employees, customers, invitees, licensees, or other visitors. Landlord grants Tenant its employees, invitees, licensees, and other visitors a nonexclusive license for the Term to use the Common Areas in common with others entitled to use the Common Areas including, without limitation, Landlord and other tenants of the Project, and their respective employees, customers, invitees, licensees, and visitors, and other persons authorized by Landlord, subject to the terms and conditions of this Lease. Without advance notice to Tenant, except with respect to matters covered by subsection (a) below, and without any liability to Tenant in any respect, Landlord will have the right to:

                  (a) establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the Common Areas;

                  (b) close off any of the Common Areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas, provided such closure does not deprive Tenant of the substantial benefit and enjoyment of the Premises;

                  (c) temporarily close any of the Common Areas for maintenance, alteration, or improvement purposes;

                  (d) select, appoint, or contract with any person for the purpose of operating and maintaining the Common Areas, subject to such terms and at such rates as Landlord deems reasonable and proper;

                  (e) change the size, use, shape, or nature of any such Common Areas, provided such change does not deprive Tenant of the substantial benefit and enjoyment of the Premises. So long as Tenant is not thus deprived of the substantial use and benefit of the Premises, Landlord will also have the right at any time to change the arrangement or location of, or both, or to regulate or eliminate the use of, any concourse, parking spaces, garage, or any elevators, stairs, toilets, or other public conveniences in the Project, without incurring any liability to Tenant or entitling Tenant to any abatement of rent, and such action will not constitute an actual or constructive eviction of Tenant; and

                  (f) erect one or more additional buildings on the Common Areas, expand the existing Building to cover a portion of the Common Areas, convert Common Areas to a portion of the Building, or convert any portion of the Building to Common Areas. Upon erection or change of location of any building or structures, the portion of the Project upon which buildings or structures have been erected will no longer be deemed to be a part of the Common Areas. In the event of any such changes in the size or use of the Building or Common Areas, Landlord will make an appropriate adjustment in the rentable area of the Building and in Tenant's Share payable pursuant to Article 5 of this Lease.

ARTICLE 12 LANDLORD'S SERVICES

         12.1 Landlord's Repair and Maintenance. Landlord will maintain, replace, repair and restore the Common Areas of the Project, including lobbies, stairs, elevators, corridors, and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, roof membrane and the structure of the Building in reasonably good order and condition.

         12.2 Landlord's Other Services.

                  (a) Landlord will furnish the Premises with those services customarily provided in comparable office buildings for general administrative offices in the vicinity of the Project, including without limitation (1) electricity for lighting and the operation of low-wattage office machines (such as desktop micro-computers, desktop calculators, small office copiers, desktop printers, desktop fax machines, and typewriters) during Business Hours (as that term is defined below), although Landlord will not be obligated to furnish more power to the Premises than is proportionally allocated to the Premises under the Building design; (2) heat and air conditioning reasonably required for the comfortable occupation of the Promises during the Building's Business Hours; (3) access and elevator service during the Building's Business Hours; (4) lighting replacement during the Building's Business Hours (for Building standard lights, but not for any special Tenant lights, which will be replaced at Tenant's sole cost and expense); (5) restroom supplies; (6) window washing with reasonable frequency, as determined by Landlord; and (7) daily cleaning service on weekdays. Landlord may provide, but will not be obligated to provide, any such services (except access, electricity, and elevator service) on holidays or weekends, except 8:00 a.m. to 1:00 p.m. on Saturday, which is considered normal business hours. Access and elevator service on weekends and holidays may be restricted by the use of keys, combination locks, access cards or similar entry systems.

                  (b) Tenant will have the right to purchase for use during Business Hours and non-Business Hours the services described in clauses (a)(1) and (2) in excess of the amounts Landlord has agreed to furnish so long as (1) Tenant gives Landlord reasonable prior written notice of its desire to do so;
(2) the excess services are reasonably available to Landlord and to the Premises; and (3) Tenant pays as Additional Rent (at the time the next payment of Monthly Rent is due) the cost of such excess service at the rate of $17.00 per hour, which to the best of the Landlord's knowledge is the current rate for such services with no markup. Tenant shall be allowed to receive such excess services throughout the duration of the lease and any renewal rate at the market rate Landlord is receiving from their suppliers with no additional markup, subject to the procedures established by Landlord from time to time for providing such additional or excess services.

                  (c) The term "Business Hours" means 8:00 am. to 6:00 p.m. on Monday through Friday, except holidays (as that term is defined below), and 8:00 a.m. to 1:00 p.m. on Saturdays, except holidays. The term "holidays" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

         12.3 Tenant's Costs. Whenever equipment or lighting (other than Building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the Building's air conditioning system, Landlord will have the right, after prior written notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications, and additional service will be paid by Tenant as Additional Rent. If Landlord reasonably believes that Tenant is using more power than Landlord furnishes pursuant to Section 12.2, Landlord may install separate meters of Tenant's power usage, and Tenant will pay for the cost of such excess power as Additional Rent, together with the cost of installing any risers, meters, or other facilities that may be necessary to furnish or measure such excess power to the Premises.

                  12.4 Limitation on Liability. Landlord will not be in default of this Lease or be liable to Tenant or any other person for direct, special, incidental, indirect or consequential damage or otherwise for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security, for surges or interruptions of electricity, or other service Landlord has or may agree to supply whether or not such loss, or damage results from any fault, default, negligence, act or omission of Landlord or its agents, servants, employees, or any other person for whom Landlord is in law responsible. Landlord reserves the right to discontinue temporarily such services, or any of them, at such times as may be necessary by reason of accident; unavailability of employees; repairs, alterations, or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant; mandatory or prohibitive injunction issued in connection with the enforcement of the Americans with Disabilities Act of 1990 and applicable related Georgia law; or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct, special, incidental, indirect or consequential damage resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord will have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other common areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease.

ARTICLE 13 TENANT'S CARE OF THE PREMISES

         Tenant will maintain the Premises (including Tenant's equipment, personal property, and trade fixtures located in the Premises) in their condition at the time they were delivered to Tenant reasonable wear and tear excluded. Tenant will immediately advise Landlord of any damage to the Premises or the Project. All damage or injury to the Premises, the Project or the fixtures, appurtenances, and equipment in the Premises or the Project that is caused by Tenant, its agents, employees, or invitees may be repaired, restored, or replaced by Landlord, at the expense of Tenant. Such expense (plus 15% of such expense for Landlord's overhead) will be collectible as Additional Rent and will be paid by Tenant within 10 days after delivery of a statement for such expense.

ARTICLE 14 ALTERATIONS

         14.1 General. Tenant will not make or cause to be made any alterations, additions, or improvements to or of the Premises or any part of the Premises, or attach any fixture or equipment to the Premises, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, except for alterations, additions or improvements that will affect the Building's structure or systems or portions of the Building or Project outside the Premises, in which case Landlord's consent may be withheld in Landlord's sole and absolute discretion. Landlord may require Tenant to execute its then current workletter form as a condition of Landlord's approval. Any alterations, additions, or improvements to the Premises consented to by Landlord will be made by Tenant at Tenant's sole cost and expense according to plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make them must first be approved by Landlord. Landlord may require, at its option, that Tenant provide Landlord at Tenant's sole cost and expense a lien and completion bond, or payment and performance bond, in an amount equal to twice the estimated cost of any contemplated alterations, fixtures, and improvements, to insure Landlord against any liability for mechanics' or materialmen's liens and to ensure the completion of such work. All alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord (other than furnishings, trade fixtures, and equipment installed by Tenant), will be Landlord's property and, at the end of the Term of this Lease, will remain on the Premises without compensation to Tenant. If Landlord requests, Tenant will remove any or all such alterations, fixtures, and improvements from the Premises and return the Premises to the condition in which they were delivered to Tenant. Upon such removal Tenant will immediately and fully repair any damage to the Premises occasioned by the removal. Landlord will not require Tenant to remove any alterations, fixtures or improvements that are contained in Tenant's initial plan. Landlord's consent to any alterations, additions or improvements, or Landlord's approval of the plans, specifications, and working drawings for such alterations, additions or improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental and quasi-governmental agencies (including without limitation, ADA Requirements).

         14.2 ADA Compliance. If Landlord's consent is granted for any alteration, addition or improvement to the Premises, Tenant shall at Tenant's sole cost and expense, make each and every alteration, addition or improvement to the Premises, the Building or the Project required to bring the same into compliance with the requirements imposed by the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.), applicable related Georgia law, and any regulations promulgated pursuant thereto effective from time to time during the Term of this Lease, and any period of holding over by Tenant ("ADA Requirements"), if

                  (a) The requirement for such alteration, addition or improvement arises as a result of:

                           (1) Any alteration, addition or improvement by
Tenant.

                           (2) Any violation by Tenant of any ADA Requirements.

                           (3) A special use of the Premises or any part thereof
by Tenant or any assignee or subtenant of Tenant (including but not limited to use for a facility which constitutes, or if open to the public generally would constitute, a "place of public accommodation" under the ADA Requirements).

                           (4) The special needs of the employee(s) of Tenant or
any assignee or subtenant of Tenant.

                  (b) The ADA Requirements would otherwise make Tenant rather than Landlord primarily responsible for making such alteration or addition.

ARTICLE 15 MECHANICS' LIENS

         Tenant will pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord, the Premises, and the Project free, clear, and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant other than work performed by Landlord pursuant to the Work Letter. If any such lien, at any time, is filed against the Premises or any part of the Project, Tenant will cause such lien to be discharged of record within ten (10) days after the filing of such lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to cause such lien to be discharged of record as required, Landlord may, at its option, declare this Lease in material default without further notice or pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Project to liability under any mechanics' or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises or the Project, or that any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least fifteen (15) days prior to the commencement of any work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will




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

have the right to post notices of non-responsibility or similar written notices on the Premises in order to protect the Premises against any such liens.

ARTICLE 16 END OF TERM

         At the end of this Lease, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building; Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if such fixtures or equipment are used in the operation of the Building, or if the removal of such fixtures or equipment will result in impairing the structural strength of the Building. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord has requested in accordance with
Article 14. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements not so removed will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without written notice to Tenant or any other person and without obligation to account for them. Tenant will pay Landlord for all expenses incurred in connection with the removal of such property, including but not limited to the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

ARTICLE 17 EMINENT DOMAIN

                  (a) The term "total taking" means the taking of the fee title or Landlord's master leasehold estate by right of eminent domain or other authority of law, or a voluntary transfer under the threat of the exercise of the right of eminent domain or other authority, to so much of the Premises or a portion of the Building or Project as is necessary for Tenant's occupancy that the Premises are not clearly suitable for the Use Permitted. The term "partial taking" means a taking of only a portion of the Premises of the Building or Project that does not constitute a total taking.

                  (b) If a total taking occurs during the Term of this Lease, this Lease will terminate as of the date of the taking. The phrase "date of the taking" means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession.

                  (c) If a partial taking occurs during the Term of this Lease, either Landlord or Tenant may cancel this Lease by written notice given within thirty (30) days after the date of the taking, and this Lease will terminate as to the portion of the Premises taken on the date of the taking. If the lease is not so terminated, this Lease will continue in full force and effect as to the remainder of the Premises. The Rent payable by Tenant for the balance of the Term will be abated in the proportion that the leasable area of the Premises taken bears to the leasable area of the Premises immediately prior to such taking, and Landlord will make all necessary repairs or alterations to make the remaining Premises a complete architectural unit.

                  (d) If more than forty percent (40%) of the Common Areas in the Project dedicated to customer parking are acquired or condemned under power of eminent domain or other authority of law, or a voluntary transfer under the threat of an exercise of the right of eminent domain or other authority, then the Term of this Lease will terminate as of the date of the taking unless Landlord takes reasonable steps to provide other parking facilities substantially equal to the previously existing ratio between the common parking areas and the leasable area of the Project, and such parking facilities are provided by Landlord within ninety (90) days from the date of the taking. If Landlord provides such other parking facilities, then this Lease will continue in full force.

                  (e) All compensation and damages awarded for the taking of the Premises, any portion of the Premises, or the whole or any portion of the Common Areas or Project will belong to Landlord. Tenant will not have any claim or be entitled to any award for diminution in value of its rights under this Lease or for the value of any unexpired Term of this Lease; however, Tenant may make its own claim for any separate award that may be made by the condemnor for the taking of or injury to Tenant's improvements, or on account of any cost or loss Tenant may sustain in the removal of Tenant's trade fixtures, equipment and furnishing, or as a result of any alterations, modifications, or repairs that may be reasonably required by Tenant to put the remaining portion of the Premises not so condemned in a suitable condition for the continuance of Tenant's occupancy.

                  (f) If this Lease is terminated pursuant to the provisions of this Article 17, then all rentals and other charges payable by Tenant to Landlord under this Lease will be paid up to the date of the taking, and any rentals and other charges paid in advance and allocable to the period after the date of the taking will be repaid to Tenant by Landlord. Landlord and Tenant will then be released from all further liability under this Lease.

ARTICLE 18 DAMAGE AND DESTRUCTION

                  (a) If the Premises or the portion of the Project or Building necessary for Tenant's occupancy is damaged or destroyed during the Term of this Lease by any casualty insurable under standard fire and extended coverage insurance policies, Landlord will repair or rebuild the Premises to substantially the condition in which the Premises were immediately prior to such destruction.

                  (b) Landlord's obligation under this Article 18 will not exceed the lesser of (i) with respect to the Premises, the scope of building standard improvements installed by Landlord in the original construction of the Premises or (ii) the extent of proceeds actually received by Landlord of any insurance policy maintained by Landlord.

                  (c) The Rent will be abated proportionately during any period in which, by reason of any damage or destruction not occasioned by the negligence or willful misconduct of Tenant or Tenant's employees or invitees, there is a substantial interference with the operation of the business of Tenant. Such abatement will be proportional to the measure of business in the

Premises that Tenant may be required to discontinue. The abatement will continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work, repair, or reconstruction as Landlord is obligated to do.

                  (d) If the Premises, or the portion of the Project or Building necessary for Tenants occupancy, is damaged or destroyed (i) to the extent of ten percent (10%) or more of the then-replacement value of either, (ii) in the last three (3) years of the Term of this Lease, (iii) by a cause or casualty other than those covered by fire and extended coverage insurance, or (iv) to the extent that it would take, in Landlord's opinion, in excess of 220 days to complete the requisite repairs, then Landlord may either terminate this Lease or elect to repair or restore the damage or destruction. If this Lease is not terminated pursuant to the preceding sentence, this Least will remain in full force and effect. Landlord and Tenant waive the provisions of any law that would dictate automatic termination or grant either of them an option to terminate in the event of damage or destruction. Landlord's election to terminate under this paragraph will be exercised by written notice to Tenant given within sixty (60) days after the damage or destruction. Such notice will set forth the effective date of the termination of this Lease.

                  (e) Upon the completion of any such work, repair, or restoration by Landlord, Tenant will repair and restore all other parts of the Premises, including without limitation non-building standard leasehold improvements and all trade fixtures, equipment, furnishings, signs, and other improvements originally installed by Tenant. Tenant's work will be subject to the requirements of Article 14.

                  (f) During any period of reconstruction or repair of the Premises, Tenant will continue the operation of its business in the Premises to the extent reasonably practicable.

ARTICLE 19 SUBORDINATION

         19.1 General. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease, mortgage, indenture, deed of trust, or other lien encumbrance (each a "Superior Lien"), together with any renewals, extensions, modifications, consolidations, and replacements of such Superior Lien, now or after the Lease Date affecting or placed, charged, or enforced against the Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument expressly provides that this Lease is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord, any ground or underlying lessor, or any mortgagee, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, Landlord, its successors, and assigns will be entitled to execute, acknowledge, and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant. Tenant by this Section 19.1 constitutes and irrevocably appoints Landlord, its successors, and assigns as Tenant's attorney-in-fact to execute, acknowledge, and deliver any and all documents described in this Section 19.1 for and on behalf of Tenant as provided in this Section 19.1.

         19.2 Attornment. Tenant agrees that if any holder of any ground or underlying lease, mortgage, deed of trust, or other encumbrance encumbering any part of the Project succeeds to Landlord's interest in the Premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the trustee or the beneficiary under or holder or owner of any such mortgage, deed of trust, or land or ground lease of the remedies provided for by law or by such mortgage, deed of trust, or land or ground lease, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will not be bound by (a) any payment of Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (b) any amendment or modification of this Lease made without the written consent of such trustee, beneficiary, holder, owner, or such successor in interest. Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, such successor in interest will be entitled to execute, acknowledge, and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant. Tenant by this Section 19.2 constitutes and irrevocably appoints such successor in interest as Tenant's attorney-in-fact to execute, acknowledge, and deliver any and all documents described in this Section 19.2 for and on behalf of Tenant, as provided in this Section 19.2.

ARTICLE 20 ENTRY BY LANDLORD

         Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and at reasonable hours and upon reasonable prior notice to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders, or tenants, (c) determine whether Tenant is complying with all its obligations in this Lease, (d) supply any service that this Lease obligates Landlord to provide to Tenant, (e) post notices of nonresponsibility or similar notices, or (f) make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Project; however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant by this Article 20 waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by such entry. Landlord will at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any means permitted under this Article 20 will not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Monthly Rent, Additional Rent, or other charges that this Lease requires Tenant to pay.

ARTICLE 21 INDEMNIFICATION, WAIVER, AND RELEASE

         21.1 Indemnification. Tenant and Landlord will neither bold nor attempt to hold one another or its employees or agents liable for, and Tenant and Landlord will, to the greatest extent permitted by law, indemnify and hold harmless one another, its employees, and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including direct, special, incidental, indirect or consequential damages), liabilities, judgments, and expenses (including without limitation attorneys' fees) incurred in connection with or arising from:

                  (a) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;

                  (b) any activity, work, or thing done, permitted, or suffered by Tenant or Landlord in or about the Premises or the Project;

                  (c) any acts, omissions, or negligence of Tenant or Landlord or any person claiming under Tenant or Landlord or the contractors, agents, employees, invitees, or visitors of Tenant or any such person;

                  (d) any breach, violation, or nonperformance by Tenant or Landlord or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or Landlord or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; or

                  (e) any injury or damage to the person, property, or business of Tenant or Landlord or its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises or the Project under the express or implied invitation of Tenant or Landlord.

If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, will defend the same at Tenant's expense, with counsel reasonably satisfactory to Landlord.

         21.2 Waiver and Release. Tenant as a material part of the consideration to Landlord for this Lease, by this Section 21.2 waives and releases all claims against Landlord, its employees, and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Tenant agrees that Landlord, its agents, and its employees will not be liable for any loss, injury, death, or damage (including direct, special, incidental, indirect or consequential damages) to persons, property, or Tenant's business occasioned by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; failing objects; steam, water, rain or snow; leak or flow of water (including fluid from the elevator system), rain or snow from or into part of the Building or from the roof, street, subsurface, or from any other place, or by dampness, or from the breakage, leakage, interruption, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, electric, air conditioning or lighting fixtures of the Building; or from construction, repair, or alteration of any other Premises in the Building or the Premises; or from any acts or omissions of any other tenant, occupant, or visitor of the Building; or from any cause beyond Landlord's control.

ARTICLE 22 SECURITY DEPOSIT

         Tenant has deposited the Security Deposit with Landlord as security for the full, faithful, and timely performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply, or retain all or any part of the Security Deposit for the payment of any Rent, or any other sum in default, or for the payment of any other amount Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used, applied, or retained, Tenant will within five (5) days after written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord will not be required to keep the Security Deposit separate from its general funds, and Tenant will not be entitled to interest on the Security Deposit. The Security Deposit will not be deemed a limitation on Landlord's damages or a payment of liquidated damages or a payment of the Rent due for the last mouth of the Term. If Tenant fully, faithfully, and timely performs every provision of this Lease to be performed by it, the Security Deposit or any balance of the Security Deposit will be returned to Tenant within sixty (60) days after the expiration of the Term. Landlord my deliver the funds deposited under this Lease by Tenant to the purchaser of the Building in the event the Building is sold, and after such time Landlord will have no further liability to Tenant with respect to the Security Deposit.

ARTICLE 23 QUIET ENJOYMENT

         Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

ARTICLE 24 EFFECT OF SALE

         A sale, conveyance, or assignment of the Building or the Project will operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance, or assignment, and Tenant will attorn to Landlord's successor in interest to this Lease, so long as such successor in interest assumes Landlord's obligations under the lease from and after such effective date.

ARTICLE 25 DEFAULT

         25.1 Events of Default. The following events are referred to, collectively, as "events of default" or, individually, as an "event of default":

                  (a) Tenant defaults in the due and punctual payment of Rent and such default continues for five (5) days after Tenant receives written notice from Landlord;

                  (b) This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and said attachment is not discharged or disposed of within fifteen (15) days after its levy;

                  (c) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

                  (d) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

                  (e) Tenant fails to take possession of the Premises on the Commencement Date of the Term;

                  (f) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after written notice from Landlord to Tenant or, if such breach cannot be cured reasonably within such thirty (30) day period, if Tenant fails to diligently commence to cure such breach within thirty (30) days after written notice from Landlord and to complete such cure within a reasonable time thereafter;

                  (g) Tenant defaults on any other leases or agreements between Tenant and Landlord; or

                  (h) Tenant shall repeatedly default in the timely payment of Rent or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of similar defaults three (3) times during any twelve (12) month period shall constitute a repeated default.

Any notice periods provided for under this Section 25.1 shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

         25.2 Landlord's Remedies. If any one or more events of default set forth in Section 25.1 occurs, then Landlord has the right, at its election:

                  (a) To give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the Term;

                  (b) Without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

                  (c) Without further demand or notice to cure any event of default and to charge Tenant for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Section 29.21, provided that Landlord will have no obligation to cure any such event of default of Tenant

Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the Rent. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Section 25 or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

         25.3 Certain Damages. In the event that Landlord does not elect to terminate this Lease as permitted in Section 25.2(a), but on the contrary elects to take possession as provided in Section 25.2(b), Tenant will pay to Landlord Monthly Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred plus the value of any free rent or other inducements, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the Premises covered by such new lease include other Premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this
Section 25.3 will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Monthly Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such Rent and other sums from Tenant on each such day.

         25.4 Continuing Liability After Termination. If this Lease is terminated on account of the occurrence of an event of default, Tenant will remain liable to Landlord for damages in an amount equal to Rent and other amounts that would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including without limitation the expenses enumerated in Section 25.3. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such Monthly Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for loss of the bargain and not as a penalty:

                  (a) The worth at the time of award of the unpaid Rent that had been earned at the time of termination;

                  (b) The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                  (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term of this Lease (had the same not been so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

                  (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clauses (a) and
(b) above is computed by adding interest at the per annum interest rate described in Section 29.21 on the date on which this Lease is terminated from the date of termination until the time of the award. The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Chase Manhattan Bank, at the time of award plus 1%.

         25.5 Acceleration. To the fullest extent permitted by law, Landlord may declare the entire balance of all forms of Rent due under this Lease for the remainder of the Lease Term to be forthwith due and payable and may collect the then present value of such Rents (calculated using a discount equal to the yield then obtainable from the United States Treasury Bill or Note with a maturity date closest to the date of expiration of the Lease Term) by distress or otherwise. The accelerated Additional Rent for Operating Expenses shall be calculated by multiplying the highest Additional Rent amount for Operating Expenses payable by Tenant in any calendar year times the number of calendar years (including any fractional calendar year) remaining in the Lease Term following the date of default. If Landlord exercises the remedy provided in this Subsection 25.5 and collects from Tenant all forms of Rent owed for the remainder of the Lease Term, Landlord shall account to Tenant, at the date of the expiration of the Term, for amounts actually collected by Landlord as a result of a reletting, net of the Tenant's obligations pursuant to Subsection 25.3 and 25.4.

         25.6 Bankruptcy. Without limiting any of the other provisions of this Default section, in the event of the filing of a petition in bankruptcy by or against Tenant and if the provisions of 11 U.S.C. Section 365 apply to this Lease, the following shall apply:

Adequate assurance of prompt cure of defaults. "Adequate assurance' that the trustee or debtor in possession (collectively hereafter, "trustee") will promptly cure defaults and promptly compensate Landlord for actual pecuniary loss, within the meaning of 11 U.S.C. Section 365(b)(1) (A) and (B), shall be deemed to include, without limitation, the following obligations on the part of the trustee: (I) The trustee shall have timely performed the obligations of Tenant under this Lease arising on and after the order for relief; and (ii) any required cure of defaults and compensation of pecuniary loss under 11 U.S.C.
Section 365(b)(1)(A) and (B) shall be completed within a period of time equal to the amount of time, if any, Tenant was in default on any obligation to pay monthly installments of Minimum Annual Rent under this Lease at the time the bankruptcy case commenced ("the cure period"). The aggregate amount of the required cure of defaults and compensation of pecuniary loss shall be paid in equal monthly installments during the cure period.

Adequate assurance of future performance. Except in the event the trustee seeks to assume and assign this Lease, "adequate assurance of future performance" within the meaning of 11 U.S.C. Section 365(b)(1)(C) shall be deemed to include, without limitation, the following obligations on the part of the trustee: (i) Payment of a post-petition security deposit equal to six (6) times the monthly installments of Minimum Annual Rent under Section 1(d) of this Lease.

Without limiting any of the other provisions of this Default section, if pursuant to the Bankruptcy Code, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 9, Assignment or Subletting, Tenant agrees that the meaning of "adequate assurance of future performance" by the assignee under the Bankruptcy Code shall include, without limitation, at least the following: (a) the posting of a security deposit in, or increase of the existing Security Deposit by, a sum equal to six (6) months' installments of Minimum Annual Rent, Annual Operating Expenses and Additional Rent for Expenses at the then current rate; (b) that any such assignee of this Lease shall have a net worth exclusive of good will equal to at least ten (10) times the sum of all Minimum Annual Rent, Annual Operating Expenses and Additional Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective; (c) that the proposed assignee must have engaged in the permitted use of the Premises for at least five (5) years prior to any such proposed assignment; (d) that possession of the Premises by the proposed assignee shall not adversely affect Landlord's relationship with any of the remaining tenants in the Building Project, taking into consideration any and all other "use" clauses and "exclusivity" clauses which may then exist under their leases with Landlord, or breach any provision in any other lease, mortgage, financing agreement or other agreement relating to the Building Project by which Landlord is bound; and (e) that the proposed assignee, in form and substance reasonably acceptable to Landlord, assumes and agrees to be bound by all of the terms and conditions of this Lease. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, ninety percent (90%) of such consideration, after deducting therefrom (1) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (2) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant's property in the Premises, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. If, pursuant to the provisions of the Bankruptcy Code, Tenant assumes this Lease and proposes to assign it to any person or entity whom shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment setting forth: (i) the name and address of such proposed assignee, (ii) all of the terms and conditions of such proposed assignment, and (iii) the adequate assurance to be provided Landlord to assure such proposed assignee's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such proposed assignee, less any brokerage commission which may be payable out of the consideration to be paid by such assignee for the assignment of this Lease.

For purposes of the Bankruptcy Code, "adequate protection" of Landlord's interest in the Premises prior to assumption or assignment of this Lease by Tenant shall include, but not be limited to, the posting of a security deposit in, or increase of the existing Security Deposit by, a sum equal to three (3) months' installments of Minimum Annual Rent, Annual Operating Expenses and Additional Rent for Expenses at the then current rate.

All attorneys' fees incurred by Landlord in connection with any bankruptcy case or proceedings, including without limitation, contested matters and meetings of creditors, involving Tenant or incurred by Landlord in connection with any default by Tenant under this Lease shall be deemed an "actual pecuniary loss" which Tenant must pay as a condition to assuming this Lease or assigning this Lease in disregard of the restrictions contained in Article 9, Assignment or Subletting.

If a bankruptcy petition is filed by or against Tenant (a) Tenant agrees that Landlord shall be entitled to, and Tenant hereby consents to, immediate relief from the automatic bankruptcy stay imposed by the Bankruptcy Code so that Landlord may take all action necessary to enforce any rights and remedies Landlord may have under this Lease or applicable non-bankruptcy law, including, without limitation, the filing of an eviction action, and Tenant admits that the petition in bankruptcy shall have been filed in bad faith if a substantial purpose for the filing is to prevent, postpone, delay, or otherwise hinder Landlord's effort to collect the rent due under this Lease or to obtain possession of the Premises; and (b) the Security Deposit shall be automatically transferred to Landlord upon the entry of an "Order of Relief."




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

All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent," shall constitute "Rent" for purposes of Section 502(b)(6) of the Bankruptcy Code.

When, pursuant to the Bankruptcy Code, any trustee or debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, the charges shall be not less than the Minimum Annual Rent, Annual Operating Expenses and Additional Rent payable under this Lease as of such date.

The provision in this Lease that the monthly installments of Minimum Annual Rent shall be payable in advance shall control over the day of the month such monthly installment is due for purposes of 11 U.S.C. Section 365(d)(3) respecting the time that the trustee's time for performance first becomes due. By way of illustration, without limitation, if the monthly installments are due on the first day of the month and a petition in bankruptcy is filed on the third day of the month, the trustee shall pay the monthly installments in advance for the period beginning on the third day of the month, prorating the monthly installments through the end of the month.

Neither the Tenant nor the trustee shall seek an enlargement of the time within which the trustee may file a motion to assume or reject this Lease under 11 U.S.C. Section 365(d)(4).

         25.7 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.3 and 25.4 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no event of default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease, or now or after the lease date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the lease date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the lease date existing at law or in equity or by statute or otherwise. Landlord is entitled, if otherwise appropriate, to (i) injunctive or other equitable or declaratory relief in case of any violation, or any attempted or threatened violation, of any provision of this Lease; (ii) an order compelling the observance or performance of any such provision; and (iii) one or more accountings of Tenant's obligations under this document. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

         25.8 Waiver of Redemption. Tenant waives any right of redemption arising as a result of Landlord's exercise of its remedies under this Article 25.




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

ARTICLE 26 LANDLORD'S LIEN

         26.1 In addition to the statutory Landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property (and the proceeds therefor) to the full extent of Tenant's and any assignee's or subtenant's interest therein, presently, or which may hereafter be, situated on the Premises, and such lien shall include the right to prevent removal of said property from the Premises, and such property shall not be removed without the consent of Landlord until all arrearage in Rent as well as any and all other sums of money then due to Landlord or to become due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant.

         26.2 Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase. Without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least seven (7) days before the time of sale. Any sale made pursuant to the provision of this paragraph shall be deemed to have been a public sale conducted in commercially reasonable manner if held in the above-described Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five (5) consecutive days before the date of sale.

         26.3 The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this
Section 26.3. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall pay any deficiencies forthwith.

         26.4 Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to protect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code (or corresponding state statute or statutes) in force in Georgia, as well as any other state the laws of which Landlord may at any time consider to be applicable.

ARTICLE 27 PARKING

         Tenant will be entitled to use the parking spaces during the Term subject to the rules and regulations set forth in Exhibit D, and any amendments or additions to them. The parking





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

charges set forth in Section 1.1(r), if any, will be due and payable in advance at the same time and place as Monthly Rent. The parking spaces will be unassigned, nonreserved, and nondesignated. Landlord reserves the right to adjust the parking charges in Landlord's sole discretion at any time after thirty (30) days' prior written notice.

ARTICLE 28 TELECOMMUNICATIONS

Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. All installations of telecommunications equipment and wires shall be accomplished pursuant to plans and specifications approved in advance in writing by Landlord. Unless Landlord otherwise requests or consents in writing, all of Tenant's telecommunications equipment shall be and remain solely in the Tenant's Premises in accordance with rules and regulations adopted by Landlord from time to time. Landlord shall have no responsibility for the maintenance of Tenant's telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued from any cause whatsoever, whether or not such loss, or damage results from any fault, default, negligence, act or omission of Landlord or its agents, servants, employees, or any other person for whom Landlord is in law responsible, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service.

         Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with the operation of the Building or installation of telecommunications equipment for other tenants of the Building.

         Any and all telecommunications equipment installed in the Premises or elsewhere in the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as additional rent. Landlord shall have the right, however, upon written notice to Tenant given no later than ten (10) days prior to the expiration or earlier termination of the Lease term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all telecommunications wiring and related infrastructure, or selected components thereof, whether located in the Tenant's Premises or elsewhere in the Building.

         In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which consent shall not be unreasonably withheld. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no expense





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

whatsoever with respect to any aspect of the provider's provision of its services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider; (iii) the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to alterations as described in Article 14 of this Lease; (iv) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the provider's equipment and materials; (y) the provider agrees to abide by Landlord requirements, if any, that provider use existing Building conduits and pipes or use building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the provider's equipment, for the fair market value of a provider's access to the Building, and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

         Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant's request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may as Tenant's sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease.

         Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Premises or the Building, without Landlord's prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the Building, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

         In the event that telecommunications equipment, wiring and facilities installed by or at the request of Tenant within the Premises, or elsewhere within the Building causes interference to equipment used by another party, Tenant shall assume all liability related to such interference. Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists,

Tenant shall discontinue the use of such equipment and, at Landlord's discretion, remove such equipment according to foregoing specifications.

ARTICLE 29 MISCELLANEOUS

         29.1 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer by Landlord and will not bind Landlord in any way until (a) Tenant has duly executed and delivered duplicate originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant.

         29.2 Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of any signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

         29.3 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

         29.4 Time of the Essence. Time is of the essence of each and every provision of this Lease.

         29.5 No Recordation. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

         29.6 No Waiver; Accord and Satisfaction. The waiver by Landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due and no endorsement or statement on any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to Landlord.

         29.7 Estoppel Certificates. At any time and from time to time but within ten (10) days after written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which Rent and other sums payable under this Lease have been paid; (c) that no notice of any default has been delivered to Landlord which default has not been cured, except as to defaults specified in said certificate; (d) that there is no event of default under this Lease or an event which, with notice or the passage of time, or both, would result in an event of default under this Lease, except for defaults specified in said certificate; and (e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Budding or any part of the Project. Tenant's failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it.

         29.8 Waiver of Jury Trial. Landlord and Tenant by this subparagraph waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (including without limitation claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

         29.9 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this subparagraph will be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

         29.10 Holding Over. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of thirty
(30) days' prior written notice or the earliest date permitted by law. In such event, Monthly Rent will be increased to an amount equal to 150% of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease, except for rights to renew and expand.

         29.11 Notices. All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by certified mail, postage prepaid, addressed to Landlord at the address for Landlord above and to Tenant at the address for Tenant above, or, from and after the Commencement Date, to Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or to Landlord addressed to such other address or addresses as Landlord may from time to time designate to Tenant in writing. Any notice shall be deemed to have been served at the time the same was personally served, posted or mailed, as the case may be.

         29.12 Severability. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         29.13 Written Amendment Required. This Lease, the exhibits, and addenda, if any, contain the entire agreement between Landlord and Tenant. No amendment, alteration, modification of, or addition to this Lease will be valid or binding unless expressed in writing and signed by the party or parties to be bound by such change. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition of the Premises or the manner of operating the Project. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Project, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

         29.14 Captions. The captions of the various articles and sections of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

         29.15 Landlord Default. Landlord shall be in default under this Lease if Landlord has not commenced and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations under this Lease within thirty
(30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Notwithstanding anything in this Lease to the contrary, Landlord shall never be liable to Tenant in the event of a default by Landlord or otherwise under any provision of this Lease for any loss of business or profits or other direct, special, incidental, indirect or consequential damages or for punitive or special damages of any kind. None of Landlord's officers, employees, agents, directors, shareholders, or partners shall ever have any personal liability to Tenant under or in connection with this Lease. Tenant shall look solely to Landlord's estate and interest in the Building for the satisfaction of any right or remedy of Tenant under this Lease, or for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord, and no other property or assets of Landlord or its principals shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant's rights or remedies under this Lease, the relationship of Landlord and Tenant under this Lease, Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant of whatever kind or nature. Except as specifically provided in this Lease, Tenant expressly, knowingly, and voluntarily waives any right, claim, or remedy otherwise available to Tenant to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement allegedly made on behalf of Landlord, whether in this Lease or elsewhere. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction of Tenant unless Landlord shall have first received written notice of Tenant's claim and shall have failed to cure it after having been afforded a reasonable time to do so, which in no event shall be less than thirty (30) days.

         29.16 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

         29.17 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except the Broker named in Section 1.1, if any. Each of them will protect, defend, indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises except the broker. Landlord will pay any fees or commissions due the broker.

         29.18 Governing Law. This Lease will be governed by and construed pursuant to the laws of the state of Georgia.

         29.19 Force Majeure. Landlord will have no liability to Tenant, nor will Tenant have any right to terminate this Lease or abate rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the lease if the failure is due to reasons beyond Landlord's reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Landlord's performance will be extended day for day for the duration of the cause of Landlord's failure.

         29.20 Late Payments. If any payment due Landlord under this Lease shall not be paid within five (5) days of the date when due, Tenant shall pay, in addition to the payment then due, an administrative charge equal to the greater of (i) five percent (5%) of the past due payment.

         29.21 Interest. All overdue installments of Monthly Rent and Additional Rent shall accrue interest at a late rate charge of one and one-half percent (1-1/2%) per month (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest. Landlord reserves the right to refuse late payments of Rent and late charges if not paid during any curative notice period. Interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

         29.22 No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building will in no way affect this Lease or impose any liability on Landlord.

         29.23 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant

Allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

         29.24 Financial Reports. Within thirty (30) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (a) to Landlord's lenders or prospective purchasers of the Project, (b) in litigation between Landlord and Tenant, and (c) if required by court order. If Tenant is an individual, Tenant agrees that Landlord and its agents and attorneys have the right to obtain their personal credit reports in connection with the extension of credit pursuant to this Lease, subsequently in connection with its interest in determining Tenant's financial condition at any time during the Term of this Lease, and after the Term of this Lease until all obligations under this Lease are fully discharged. Landlord further has the right to report to others its credit experience. Upon request, Landlord will inform Tenant of the name and address of each consumer reporting agency from which a credit report is obtained.

         29.25 Landlords Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers', architects', accountants', and other professional fees, within ten
(10) business days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

         29.26 Notice Concerning Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a structure in sufficient quantities, may present health risks to persons who are exposed to it. Levels of radon that exceed federal and state guidelines have been found in buildings in the state of Georgia. Additional information regarding radon and radon testing may be obtainable from the county public health unit. Landlord makes no representation to Tenant concerning the presence or absence of radon gas in the Premises or the Building at any time or in any quantity. By executing this Lease, Tenant expressly releases Landlord from any loss, claim, liability, or damage now or hereafter arising from or relating to the presence at any time of such substances in the Premises or the Building.

         29.27 Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

         29.28 Presumption. In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due, if Landlord shall produce a bill, notice or certificate to the effect that such charge appears of record on the books in Landlord's office or appears as an open charge on the books, records or official bills of municipal authorities, and has not been paid.

         29.29 Waiver of Technical Defects in Notices. In lieu of Tenant waiving the right to receive any notices, Tenant hereby waives any technical defects, as to form, substance and delivery, in the giving of any notices required by this Lease and Georgia Statutes.

         29.30 Confidentiality Clause. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by the Landlord to any disclosures shall not be deemed to be a waiver on the part of the Landlord of any prohibition against any future disclosure. Tenant shall indemnify, defend upon request, and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and attorney's fees suffered or claimed against Landlord, its agents, servants, and employees, based in whole or in part upon the breach of this subparagraph by Tenant, its agents, servants, and employees. The obligations within this subparagraph shall survive the expiration or earlier termination of this Lease.

         29.31 No Liability for Crimes. Landlord makes no representations or warranties with respect to crime in the area, undertakes no duty to protect against criminal acts and shall not be liable for any injury, wrongful death or property damage arising from any criminal acts from any cause whatsoever, whether or not such injury, loss, or damage results from any fault, default, negligence, act or omission of Landlord or its agents, servants, employees, or any other person for whom Landlord is in law responsible. Landlord may, from time to time, employ security personnel and equipment, however, such personnel and equipment are only for the protection of Landlord's property. Landlord reserves the right, in its sole and absolute discretion, to start, alter or terminate any such security services without notice. Tenant is urged to provide security for its invitees, its own personnel, and property as it deems necessary. Tenant is urged to obtain insurance and take all other appropriate action to protect against criminal acts.

         29.32 No Pending Claims Against Tenant. Tenant hereby warrants and represents that within Tenant's knowledge, there are no claims, causes of action or other litigation or proceeding pending or, to the best of Tenant's knowledge, threatened in respect to Tenant, except for claims which are fully insured and as to which the insurer has accepted defense without reservation.

         29.33 Consent Not Unreasonably Withheld. Except as otherwise specifically provided, whenever consent or approval of Landlord or Tenant is required under the terms of this Lease, such consent or approval shall not be unreasonably withheld or delayed. Except as set forth in Section 9.8, Tenant's sole remedy if Landlord unreasonably withholds or delays consent or approval shall be an action for specific performance, and Landlord shall not be liable for damages. If either party withholds any consent or approval, such party shall on written request deliver to the other party a written statement giving the reasons therefor.

         29.34 Interlineation. Whenever in this Lease any printed portion has been stricken out, whether or not any relative provision has been added, this Lease shall be construed as if the material so stricken was never included in this Lease and no inference shall be drawn from the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material were never contained in this Lease.

         29.35 Surrender. No act or thing done or omitted to be done by Landlord or Landlord's agent during the Term of this Lease will constitute an eviction by Landlord, nor will it be deemed an acceptance of surrender of the Premises, and no agreement to accept such termination or surrender will be valid unless in a writing signed by Landlord. The delivery of keys to any employee or agent of Landlord will not operate as a termination of this Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving such termination or surrender.

         29.36 Survival of Obligations. Any obligations of Tenant accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

         29.37 Attorneys' Fees. In connection with any suit, action, or other proceeding, including bankruptcy, arising out of or in any manner relating to this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and disbursements (including disbursements which would not otherwise be taxable as costs in the proceeding). In addition, if Landlord becomes a party to any suit or proceeding affecting the Premises or involving this Lease or Tenant's interest under this Lease, other than a suit between Landlord and Tenant, or if Landlord engages counsel to collect any of the amounts owed under this Lease, or to enforce performance of any of the agreements, conditions, covenants, provisions, or stipulations of this Lease, without commencing litigation, then Landlord's costs, expenses, and reasonable attorneys' fees and disbursements incurred with respect thereto shall be paid to Landlord by Tenant, on demand, as Additional Rent. All references in this Lease to attorneys' fees shall be deemed to include all legal assistants' and paralegals' fees and shall include all fees incurred through all post-judgment and appellate levels and in connection with bankruptcy proceedings.

ARTICLE 30 SIGNS

Tenants will be allowed a Tenant identification door plaque and three (3) directory strips as follows:

                  (a) Front door plaque shall consist of individual white vinyl die cut letters on a maroon plaque with Tenant's name and suite number;

                  (b) Directory strips to consist of white vinyl die cut letters on a maroon strip reading Tenant's name and suite number;

                  (c) Signs as described above shall be at Tenant's expense.

ARTICLE 31 OPTION TO RENEW

         31.1 Grant. Landlord grants Tenant two (2) option(s) to renew the initial Term under the terms and conditions set out in this Article 31, if:

                  (a) Tenant delivers to Landlord, not later than nine (9) months prior to the end of the initial Term, written notice exercising its option to renew, and

                  (b) Tenant is not in default (beyond any applicable cure or grace period under this Lease) at the time it exercises its option or at the commencement of the renewal Term; provided, however, that the initial Term may be renewed only with respect to so much of the Premises as Tenant occupies as of the time notice is delivered (or, in the case of vacated, assigned, or sublet space in the Premises, so much of such space as Tenant commits to in writing and actually does re-occupy within nine (9) months of such notice), and may not be renewed in respect of any portion of the Premises which has been assigned or sublet (except as otherwise permitted in this Lease).

         31.2 Term: During the renewal Term: Five (5) Years

                  (a) Monthly Rent shall be equal to the Rent due for the preceding year, increased by four (4) percent as set forth previously in Article 4.2.

                  (b) the Term of the renewal lease shall be Five (5) years, commencing upon expiration of the initial Term; and

                  (c) the remaining terms and conditions of the renewal lease shall be as set out in this Lease, and except that Landlord may substitute Landlord's then-current standard form of lease for the Project.

         31.3 Documentation. Landlord and Tenant shall execute and deliver appropriate documentation to evidence renewal and the terms and conditions of the renewal lease, pursuant to this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date herein below written each acknowledging receipt of an executed copy hereof.

                                  LANDLORD:


                                  EXODUS REALTY, L.P.,
                                  A GEORGIA LIMITED PARTNERSHIP,

                                  BY: DALFEN CORPORATE FORUM ENTERPRISES INC.,
                                      A CANADIAN CORPORATION, AS GENERAL PARTNER
                                  By:
-------------------------            -------------------------------------------
Witness                                  Murray Dalfen, its President
                                         (CORPORATE SEAL)
-------------------------
Witness                           Date Executed:
                                                 -----------------------

Witnesses:                        TENANT:

-------------------------         EMPIRE TECHNOLOGY CORPORATION

-------------------------         ----------------------------------------------
(Print or type name)
                                  By:
                                      ------------------------------------------
-------------------------                    (Print or type name)
                                  Its:
                                      ------------------------------------------
-------------------------
(Print or type name)                               (CORPORATE SEAL)

                                  Date Executed:
                                                --------------------------------

                                    EXHIBIT E

                          COMMENCEMENT DATE CERTIFICATE

         This Commencement Date Certificate is entered into by Landlord and Tenant pursuant to Section 3.1 of the lease.

         1. DEFINITIONS. In this Commencement Date Certificate the following terms have the meanings given to them:

         (a) Landlord: Exodus Realty, L.P., a Georgia Limited Partnership

             By:       Dalfen Corporate Forum Enterprises, Inc., a Canadian
                        Corporation, as General Partner

         (b) Tenant: Empire Technology Corporation

         (c) Lease: Office lease dated _________________ between Landlord and Tenant.

         (i) Premises: Suite D-4200

         (e) Building Address: 4501 Circle 75 Parkway, Atlanta, Georgia 303391

         2. CONFIRMATION OF LEASE COMMENCEMENT: Landlord and Tenant confirm that the Commencement Date of the lease is ________________________ and the Expiration Date is ________________ and that Sections 1.1(k) and (l) are accordingly amended.

         Landlord and Tenant have executed this Commencement Date Certificate as of the dates set forth below.

Tenant:                                 Landlord:

Empire Technology Corporation           Exodus Realty, L.P.,
                                        A Georgia Limited Partnership
                                        By: Dalfen Corporate Forum Enterprises,
                                        Inc. A Canadian Corporation, as General
                                        Partner

By:                                     By:
   -----------------------                 -------------------------------------
                                           Murray Dalfen, Its President
Title:
      --------------------

Date:                                   Date:
     ---------------------                   -----------------------------------


                                  Exhibit E-1

                                    EXHIBIT G

                              SPECIAL STIPULATIONS



1. RIGHT OF FIRST REFUSAL

Provided Tenant is not in default of any material term, covenant, or condition of the Lease, Tenant shall have the second right of refusal (subject to iXL Enterprises, Inc.) on the adjacent space, for the term of the lease agreement. Tenant will have three (3) business days in which to respond to the Landlord's written notice on a bonafide letter of intent. The adjacent space being defined as Suite D-4200 consisting of 6,644 rentable square feet. The rate on the expansion space would be at the Tenant's current rental rate and under the same terms and conditions as the existing lease. Failure to respond to the notice of a bonafide offer within three (3) business days will end the Tenant's right and this right of expansion into the adjacent space shall exist no longer. If Tenant's right is exercised, Landlord will provide an additional tenant improvement allowance up to $10.00 per rentable square feet, not to exceed $66,440.00, for the additional expansion space. There will be no farther cash allowance incentive.

2. GENERATOR

Tenant may install one generator and one generator house (not to exceed 800 contiguous useable square feet of ground area and 15 feet in height), reasonably necessary for Tenant's business operations in the Premises for emergency back-up purposes (the "GENERATOR", which defined term shall also refer to all related equipment, including but not limited to, one above-ground diesel fuel tank with a capacity of up to 2,000 gallons) and certain conduit (no greater than 6" in diameter) and wires to run within the said conduit to connect the Generator to Tenant's telecommunications equipment in the Building (the "GENERATOR CONDUIT"). The location of the Generator and Generator Conduit shall be as depicted on the Building Plot Plan (as defined in Exhibit A-1 hereto) attached hereto or as otherwise acceptable to Landlord and Tenant or at some other location within the immediate vicinity should a change in location be necessary due to governmental requirements or industry standards, provided that the installation, maintenance, repair, use and operation thereof complies with all governmental requirements and industry standards, and Tenant receives all approvals, consents, and permits required before the installation, maintenance, repair, use, and operation thereof. With respect to the Generator and the Generator Conduit, Tenant shall be responsible for all installations, conducting all tests, maintenance and repairs, and for the use and operation of same, and for paying all costs and expenses in connection therewith.

         Before beginning the installation of the Generator and Generator Conduit, Tenant shall deliver to Landlord final plans and specifications therefor prepared by an engineer approved by Landlord and setting forth in detail the design, location, size, and method of installation for Landlord's review and approval, together with evidence reasonably satisfactory to Landlord that all governmental requirements and industry standards have been satisfied. Landlord's approval shall not constitute a representation or warranty by Landlord that such plans and specifications



                                  Exhibit G-1
comply with any governmental requirements or industry standards; such compliance shall be the sole responsibility of Tenant.

         The Generator shall be installed and screened in a manner acceptable to Landlord, and no underground storage tanks may be installed or used in connection therewith. Additionally, the generator shall initially be a 750 k.w. model or smaller, the installation of which shall be subject in all respects to Landlord's prior written approval.

         Upon Landlord's written approval of the plans and specifications therefore and the location thereof, Tenant may install the Generator provided that such work is coordinated with Landlord and is performed in a good and workmanlike manner, in accordance with all governmental requirements and industry standards and the plans and specifications therefor and in a manner so as not to damage the Building or materially interfere with the use of any portion of the Building during normal business hours while such installation is taking place; thereafter, Tenant shall use, maintain, repair and operate the Generator in a good, clean, and safe condition and in accordance with all governmental requirements and industry standards. Tenant shall repair all damage caused by maintenance, repair, operation, or removal of the Generator and Generator Conduit, and, upon its removal, restore the portion of the area where it was located to its condition immediately before the installation thereof in accordance with Section 9 of the Lease. If Tenant fails to do so within thirty
(30) days after the expiration date, then Landlord may deem the Generator and Generator Conduit abandoned by Tenant.

         During the term of this Lease, Tenant shall properly fuel and immediately remove from the area surrounding the Generator any spills or other leaks of fluid from the Generator or otherwise connected therewith and shall otherwise comply with all environmental requirements of all governmental authorities and as reasonably imposed by Landlord. Additionally, Tenant shall ensure that the Generator is properly exhausted at all times so no odors affecting the Building emanate therefrom. The Generator shall be installed, used, maintained, repaired, operated, and removed at Tenant's risk and expense and Tenant shall maintain insurance in respect thereof in accordance with
Section 7(c) of the Lease. All testing of the Generator shall be performed after normal business hours and in accordance with a schedule to be submitted in advance in writing to Landlord.

         IT IS THE INTENTION OF THE PARTIES THAT TENANT BEAR ALL RISKS RELATING TO THE INSTALLATION, USE, MAINTENANCE, OPERATION, REPAIR, INTERRUPTION, AND REMOVAL OF TENANT'S GENERATOR AND THE GENERATOR CONDUIT; THEREFORE, TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT WILL PROTECT, DEFEND, INDEMNIFY AND HOLD FREE AND HARMLESS LANDLORD, THE PROPERTY MANAGER, ALL LENDERS, THEIR RESPECTIVE PARTNERS, AFFILIATES, AGENTS AND EMPLOYEES FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES OR EXPENSES, INCLUDING, BUT NOT LIMITED TO, JUDGMENTS, REASONABLE ATTORNEY'S FEES, COURT COSTS INCLUDING THE COST OF APPELLATE PROCEEDINGS, AND DISBURSEMENTS, ARISING OUT OF RESULTING FROM OR IN CONNECTION WITH, OR ALLEGED TO ARISE OUT OF, RESULTING FROM OR IN CONNECTION WITH THE INSTALLATION, MAINTENANCE, REPAIR, USE, OPERATION, INTERRUPTION, AND REMOVAL OF THE GENERATOR AND THE GENERATOR CONDUIT, AND/OR ANY ACT OR OMISSION OF TENANT, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY TENANT OR ANYONE FOR WHOSE ACTS TENANT MAY BE LIABLE AS IT RELATES TO THE SCOPE OF THIS SECTION ____. THIS INDEMNIFICATION SHALL SURVIVE THE EXPIRATION



                                  Exhibit G-2

OF THE TERM OF THIS LEASE. THIS INDEMNITY IS IN ADDITION TO AND NOT IN SUBSTITUTION OF ANY OTHER INDEMNITY IN THIS LEASE.

3. INDEMNITY

To the fullest extent permitted by law, Tenant hereby agrees to protect, defend, indemnify and hold harmless Landlord, and its principals, officers, directors, employees, partners, affiliates, agents, lenders, (including Landlord's building manager), and assigns, from and against all losses, claims, damages, and expenses, including without limitation judgments, reasonable attorney's fees, court costs, disbursements, and any loss or damage (including indirect or consequential damages) or otherwise, because of damage to, loss or destruction of property including real and personal property, including but not limited to the Building, the Premises, and communications equipment, batteries, generators, HVAC equipment, wires and conduits, and other property, ("Communications Property"), and/or because of loss, interruption, failure of quality or quantity, malfunction, operation, or failure of any nature or description of utilities or services or otherwise, which result in the loss of use or interruption of Communications Property, or otherwise, arising out of or alleged to arise out of or as a result of the subject matter of this Lease, Tenant's installation, operation and maintenance of the Communications Property, any act or omission of Tenant or those acting on behalf of Tenant, and the failure or malfunction of the Communications Property or services, for whatever reason or cause, whether attributable in whole or in part to the negligence of Landlord, its agents or employees or any other person for whom Landlord is in law responsible. This indemnity is in addition to and not in substitution of any other indemnity in this Lease.

4. ADDITIONAL FIBER PROVIDERS

Landlord agrees to allow MFS to pull their fiber optic cable to the Premises for Tenant's use at no cost to the Landlord. MFS shall provide to Landlord proof of insurance and plans for installation for the Landlord's approval, and MFS will restore all areas of the project affected by the installation of the fiber to their original state.

5. TEMPORARY PREMISES

Landlord shall provide temporary office space within the project beginning January 8, 2000, free of rent until such time as the Landlord's improvements are complete in the Tenant's permanent premises. Tenant accepts the temporary quarters "as is" and will be responsible for any telephone or business equipment installation costs to conduct their business in the temporary premises. Tenant will move into the permanent premises within seven (7) days of receiving a certificate of occupancy. The temporary premises will be left in the same condition as received and will be returned to the Landlord broom swept clean.

6. EXCESSIVE AND AFTER HOURS HVAC

Landlord will read the separate HVAC meter monitoring the raised floor switching room on the first of the month and will invoice the Tenant for actual KWH usage at the current market rate within five (5) days of the reading. Tenant will be responsible for payment of that invoice by the twentieth (20th) of each month. After business hours HVAC on the remainder of the space may be billed at $17.00 per hour if the company conducts business operations on a regular basis


                                  Exhibit G-3
during evening and weekend non-business hours. Tenant will be billed in a like manner for this after hours usage and a 5 percent late fee will apply for all payments received after the twentieth of each month.

7. ADDITIONAL CASH INCENTIVE

As an additional incentive, Landlord shall pay to Tenant a total of $33,000 in three (3) equal monthly installments of $11,000 each not later than the 10th of each month, beginning with the Tenant's occupancy date of the permanent premises.


                                  Exhibit G-4

                       FIRST AMENDMENT OF LEASE AGREEMENT

This Agreement, made on the __ day of _______________, 2000, between Exodus Realty, L.P., hereinafter called Landlord and Empire Technology Corporation, hereinafter called Tenant.

                                    RECITALS

WHEREAS LANDLORD, EXODUS REALTY, L.P., AND TENANT ENTERED INTO A LEASE AGREEMENT DATED JANUARY 11, 2000 FOR APPROXIMATELY 9,867 SQUARE FEET OF OFFICE SPACE, SUITE D-4210 LOCATED AT 4501 CIRCLE 75 PARKWAY, ATLANTA, GEORGIA, 30339.



                             STATEMENT OF AGREEMENT

WHEREAS Landlord and Tenant desire to modify the Lease in certain respects.

NOW THEREFORE, in consideration of the mutual covenant herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. To Amend Exhibit C, Article 4 Payment, within said Lease dated January 11, 2000 to permit the Tenant to pay for excess construction costs of $35,416.46 on a monthly basis, with interest, as shown in the attached Amortization Schedule, Schedule A, over the five-year term of the lease agreement, and

2. To Amend Article 1.1n Monthly Rent, that said Lease dated January 11, 2000, as subject to Article 4.1, to include the additional monthly amount of $739.52. Therefore Article 1.1(n) shall read as follows:

$13,484.40 per month commencing March 1, 2000 and ending February 28, 2001, $13,994.19 per month commencing March 1, 2001 and ending February 28, 2002, $14,528.65 per month commencing March 1. 2002 and ending February 28, 2003, $15,079.56 per month commencing March 1, 2003 and ending February 29, 2004, $15,655.14 per month commencing March 1, 2004 and ending February 28, 2005, and this amended payment shall. be governed by all terms and conditions for Monthly Rent as stated in Article 4.1, including but not limited to the due date and late fees.

3. Except as amended herein, all the terms, covenants and provisions of the Lease Agreement shall remain in fall force and effect, and are hereby ratified and confirmed.

4. This Amendment and Modification of Lease Agreement and as of the terms, covenants, conditions, provisions and restrictions herein contained shall inure to the benefit of and be binding upon the heirs, executors, administrators, devisees, legatees, personal representatives, successors and assigns, respectively, of both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their names.


WITNESSES                        LANDLORD

                                 Exodus Realty, L.P.
                                 A Georgia Limited Partnership
                                 By: Dalfen Corporate Forum Enterprises, Inc., a Canadian Corporation, as its sole General partner

-----------------------          -----------------------------------------------
Witness                          Murray Dalfen, its President

-----------------------          Date:
Witness


WITNESSES                        TENANT

                                 Empire Technology Corporation,
                                 A Georgia Corporation

                                 By:
-----------------------             ------------------------------------
Witness                                    William S. Woulfin

                                 Its:     Chairman and CEO
----------------------               -----------------------------------
Witness
                                 Date:
                                      ----------------------------------

(
( Seal
(

-------------------------------
          Notary

                       SECOND AMENDMENT OF LEASE AGREEMENT

This Agreement made on the ___ of ________________, 2000, between Exodus Realty, L.P., hereinafter called Landlord and LecStar Communications, formerly known as Empire Technology Corporation, hereinafter called Tenant.

                                    RECITALS

WHEREAS LANDLORD, EXODUS REALTY, L.P., AND TENANT ENTERED INTO A LEASE AGREEMENT DATED JANUARY 11, 2000, AND AMENDED MARCH 3, 2000, FOR APPROXIMATELY 9,867 SQUARE FEET OF OFFICE SPACE, SUITE D-4210 LOCATED AT 4501 CIRCLE 75 PARKWAY, ATLANTA , GEORGIA, 30339.

                             STATEMENT OF AGREEMENT

WHEREAS Landlord and Tenant desire to modify the Lease in certain respects.

NOW THEREFORE, in consideration of the mutual covenant herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties agree as follows:

1. That said Lease dated January 11, 2000, and amended March 3, 2000, as per Article 1.1, is hereby amended to show the additional premises of D-4310, located on the third floor of D Building, consisting of 7,016 rentable square feet, for a total rentable square feet of 16,883 rentable square feet, as shown in Exhibit A-2 attached.

2. This agreement shall commence on August 1, 2000, or upon completion of the Landlord's work per Exhibit C attached, whichever is earlier. Termination of this lease agreement shall run coterminously with the Lease Agreement dated January 11, 2000, which shall expire February 28, 2005.

3. Article 1.1m, Security Deposit, shall be amended to include an additional deposit of $9,424.83, for a total deposit of $22,169.71 on hand.

4.       Article 1.1n, Monthly Rent, shall be amended as follows:

         $19,730.90 per month commencing August 1, 2000 and ending February 28, 2001 $23,419.02 per month commencing March 1, 2001 and ending February 28, 2002, $24,327.66 per month commencing March 1, 2002 and ending February 28, 2003, $25,276.15 per month commencing March 1, 2003 and ending February 28, 2004, $26,255.15 per month commencing March 1, 2004 and ending February 28, 2005.

         The rental rates for the period August 1, 2000 through February 28, 2001, have been reduced to permit the tenant to pay on 2,180 less square footage through the first seven months of the lease term.

5. Article 1.1(p), Tenant's Share, shall be amended to include the additional square footage. The Tenant's share is now 9.23%.

6. Exhibit G, Section 6, Excessive and After Hours HVAC, shall be amended to state that after hour charges billed at the rate of $17.00 per hour shall be capped at $3,500 per month. Exhibit G shall be further amended to add the following special stipulations:

         SIGNAGE: The Landlord agrees to work with the Tenant to come up with an acceptable form of signage depicting LecStar's name and trademark on the street side of the building. Any signage must be approved first by the Landlord, may not interfere with the property monument signage, and must compliment the property decor and image. The Tenant will submit drawings and scales to the Landlord prior to the Tenant ordering or installing such signage.

         SATELLITE: The Tenant may install a small satellite dish on the roof of D Building for the purpose of receiving television on the property. The Tenant, must remove the dish, if requested by the Landlord, at the termination of the lease agreement. Any repairs to the roof as the result of installation and removal will be at the expense of the Tenant. Maintenance and upkeep of the satellite dish are also the responsibility of the Tenant. The satellite dish may not interfere in anyway with telecommunications of other tenants on the property or with telecommunications provided by the Landlord.

7. Tenant Improvements : The Landlord agrees to provide an allowance of $8.00 per square foot, not to exceed $56,128.00, to be used for permanent improvements to either Suite D4310 or D-4210 and will be performed in accordance with Exhibit C attached.

8. Except as amended herein, all the terms, covenants and provisions of the Lease Agreement shall remain in full force and effect, and are hereby ratified and confirmed.

9. This Amendment and Modification of Lease Agreement and all of the terms, covenants, conditions, provisions and restrictions herein contained shall inure to the benefit of and be binding upon the heirs, executors, administrators, devisees, legatees, personal representatives, successors and assigns, respectively, of both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their names.

WITNESSES                                LANDLORD

                                         Exodus Realty, L.P.
                                         A Georgia Limited Partnership
                                         By: Dalfen Corporate Forum Enterprises,
                                         Inc., a Canadian Corporation, as its
                                         sole General partner

------------------------                 ---------------------------------------
Witness                                  Murray Dalfen, its President

------------------------                 Date:
Witness                                       ----------------------------------

WITNESSES                                TENANT:

                                         LecStar Communications
                                              A Delaware Corporation

------------------------
Witness                                  By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------
------------------------
Witness                                  Date:
                                              ----------------------------------



(
( Seal
(


State Of
         ----------------

County Of
          ---------------

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            Notary                         Date